UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 21, 2017

Gulf Resources, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

Level 11, Vegetable Building, Industrial Park of the East City

Shouguang City , Shandong Province 262700

The People’s Republic of China

(Address of principal executive offices and zip code)

+86 (536) 567-0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 21, 2017, Gulf Resources, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

Nominee	For	Against	Withheld	Broker Non-Votes
Ming Yang	19,557,854	--	3,171,092	12,019,802
Xiaobin Liu	19,556,354	--	3,172,592	12,019,802
Naihui Miao	19,557,854	--	3,171,092	12,019,802
Nan Li	19,556,754	--	3,172,192	12,019,802
Yang Zou	19,557,954	--	3,170,992	12,019,802
Shitong Jiang	19,556,254	--	3,172,692	12,019,802
Tengfei Zhang	19,683,909	--	3,045,037	12,019,802

2.  Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Morison Cogen LLP as the independent auditors of the Company for the fiscal year ended December 31, 2017, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
31,493,037	2,487,129	768,582	--

3.  Advisory Vote on Executive Compensation

Stockholders approved the compensation paid to the Company’s named executive officers as disclosed in the 2017 Proxy Statement under “Executive Compensation” on an advisory basis, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
21,726,520	916,671	85,755	12,019,802

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

	By:	/s/ Min Li
Date: June 22, 2017	Name: Min Li Title: Chief Financial Officer

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